1500 – 1140 W. Pender Street
Vancouver, BC V6E 4G1
TEL 604.687.4747 | FAX 604.689.2778

700 – 2755 Lougheed Hwy.
Port Coquitlam, BC V3B 5Y9
TEL 604.941.8266 | FAX 604.941.0971

200 – 1688 152 Street
Surrey, BC V4A 4N2
TEL 604.531.1154 | FAX 604.538.2613

WWW.DMCL.CA

DMCL

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED PROFESSIONAL ACCOUNTANTS

October 25, 2021

Trillion Energy International Inc.
700-838 West Hasting Street
Vancouver, BC V6C 0A6
Dear Sirs/Mesdames:

Re: Trillion Energy International Inc. Form S-4 - Certain Canadian Federal Income Tax Consequences of the Change of Corporate Jurisdiction

We have acted as tax advisors to Trillion Energy International Inc. (the "**Company**" or "**Trillion**") in connection with the proposal to change their corporate jurisdiction from the State of Delaware to the Province of British Columbia (the "Conversion" or "Continuation") pursuant to the plan of conversion.

This opinion letter is being furnished in connection with the Registration Statement under the Form S-4 filed on October 25, 2021 (the "**Registration Statement**") with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended (the "Act"). We have participated in the preparation of the discussion set forth in the caption "Certain Canadian Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction" in the Registration Statement.

For purposes of this opinion, we have examined and relied upon the plan of conversion and the representations made to us by Trillion in their correspondence to us and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. We have not, however, undertaken any independent investigation as to any factual matter set forth in any of the foregoing.

On the basis of and subject to the foregoing and the other assumptions and qualifications set forth herein, we hereby confirm to you that the statements under the caption "Certain Canadian Federal Income Tax Consequences of the Change of Corporate Jurisdiction" in the Registration Statement, subject to the limitations and qualifications set forth therein, constitute our opinion as to the anticipated Canadian Federal Income Tax Consequences of the Change of Corporate Jurisdiction of the conversion (as defined in the Registration Statement).

Our opinion herein is based upon the current provisions of the *Income Tax Act* (Canada) as at the date hereof, the regulations thereunder, all specific proposed amendments publically announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and our understanding of the current administrative and assessing practices of the Canada Revenue Agency. Our opinion does not otherwise anticipate or take into account any changes in law or such administrative policies and assessing practices whether by legislative, governmental or other action, nor do they take into account provincial, territorial or foreign tax legislation or considerations.

We express our opinion herein only as to those matters of Canadian federal income tax specifically set forth under the caption “Certain Canadian Federal Income Tax Consequences of Change of Our Corporate Jurisdiction” in the Registration Statement and no opinion should be inferred as to the tax consequences of the plan of conversion under any provincial, state, local or foreign law, or with respect to any other areas of Canadian federal taxation.

The opinion expressed herein is as of the date hereof. This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressed stated herein. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and for no other purpose. Except for such use, this opinion may not be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without our express prior written authorization. In giving this consent, we do not thereby admit that we are included in the category of person whose consent is required by the Act or the rules and regulations promulgated thereunder.

Yours very truly,

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED PROFESSIONAL ACCOUNTANTS

1500 – 1140 W. Pender Street
Vancouver, BC V6E 4G1
TEL 604.687.4747 | FAX 604.689.2778

700 – 2755 Lougheed Hwy.
Port Coquitlam, BC V3B 5Y9
TEL 604.941.8266 | FAX 604.941.0971

200 – 1688 152 Street
Surrey, BC V4A 4N2
TEL 604.531.1154 | FAX 604.538.2613

WWW.DMCL.CA

DMCL

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED PROFESSIONAL ACCOUNTANTS

October 25, 2021

Trillion Energy International Inc.
700-838 West Hasting Street
Vancouver, BC V6C 0A6

Dear Sirs/Mesdames:

Re: Trillion Energy International Inc. Form S-4 - Certain United States Federal Income Tax Consequences of the Change of Corporate Jurisdiction

We have acted as tax advisors to Trillion Energy International Inc. (the "**Company**" or "**Trillion**") in connection with the proposal to change their corporate jurisdiction from the State of Delaware to the Province of British Columbia (the "Conversion" or "Continuation") pursuant to the plan of conversion.

This opinion letter is being furnished in connection with the Registration Statement under the Form S-4 filed on October 25, 2021 (the "**Registration Statement**") with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended (the "Act"). We have participated in the preparation of the discussion set forth in the caption "Certain United States Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction" in the Registration Statement.

For purposes of this opinion, we have examined and relied upon the plan of conversion and the representations made to us by Trillion in their correspondence to us and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. We have not, however, undertaken any independent investigation as to any factual matter set forth in any of the foregoing.

On the basis of and subject to the foregoing and the other assumptions and qualifications set forth herein, we hereby confirm to you that the statements under the caption "Certain United States Federal Income Tax Consequences of the Change of Corporate Jurisdiction" in the Registration Statement, subject to the limitations and qualifications set forth therein, constitute our opinion as to the anticipated United States Federal Income Tax Consequences of the Change of Corporate Jurisdiction pursuant to the conversion (as defined in the Registration Statement).

Our opinion is based upon our best judgment regarding the Code, applicable Treasury Regulations and administrative or judicial interpretations, rulings and decisions thereunder, and may be affected by subsequent amendments to the Code or to Treasury Regulations thereunder or by subsequent judicial or administrative interpretations thereof, any of which may have retroactive effect and could affect our opinion. Nevertheless, we undertake no responsibility to advise you of any such changes, any of which could affect our conclusions. Our opinion is not binding upon the Internal Revenue Service or the courts, and the Internal Revenue Service or any court is not precluded from successfully asserting a contrary position. We express no opinions other than as to the federal income tax law of the United States; our

opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion letter does not address any other federal income tax matters or any state, local or foreign tax consequences that may result from the plan of conversion or otherwise.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and for no other purpose. Except for such use, this opinion may not be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without our express prior written authorization. In giving this consent, we do not thereby admit that we are included in the category of person whose consent is required by the Act or the rules and regulations promulgated thereunder.

Yours very truly,

DMCL

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED PROFESSIONAL ACCOUNTANTS